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                                                                     EXHIBIT 5.1
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BLANK ROME COMISKY & MCCAULEY LLP

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                                January 31, 2001


HealthAxis Inc.
2500 DeKalb Pike
East Norriton, Pennsylvania  19401

                  RE:  Registration Statement on Form S-8
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Ladies and Gentlemen:

         We have acted as counsel to and for HealthAxis Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, as amended, of that certain Registration Statement on Form S-8 (the "Registration Statement"), relating to the offer and sale of up to 6,584,315 shares (the "Shares") of the Company's common stock, $ .10 par value per share (the "Common Stock"), pursuant to the HealthAxis.com, Inc. Amended and Restated 1998 Stock Option Plan and the Insurdata Incorporated 1999 Stock Option Plan (collectively, the "Plans"), both of which have been assumed by the Company pursuant to the Amended and Restated Agreement and Plan of Reorganization, dated October 26, 2000. This opinion is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

         Although as counsel to the Company we have advised the Company in connection with a variety of matters referred to us by it, our services are limited to specific matters so referred. Consequently, we may not have knowledge of many transactions in which the Company has engaged or its day-to-day operations.

         In our capacity as counsel, we have been requested to render the opinions set forth in this letter, and, in connection therewith, we have reviewed only the following documents: (i) the Registration Statement; (ii) the Plans; (iii) the Amended and Restated Articles of Incorporation of the Company ("Articles of Incorporation"), as certified as true and correct by the Secretary of the Company; (iv) resolutions of the Board of Directors of the Company adopted by unanimous consent related to the Plan and the filing of the Form S-8, as certified as true and correct by the Secretary of the Company; and (v) Bylaws of the Company, as amended, as certified as true and correct by the Secretary of the Company. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all documents and records examined and the genuineness of all signatures.

         In rendering this opinion, we have assumed and relied upon, without independent investigation, (i) the authenticity, completeness, truth and due authorization and execution of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals,
(iii) the conformity to the originals of all documents submitted to us as


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certified or photostatic copies and (iv) with respect to the Articles of
Incorporation, certain certifications of governmental officials and private organizations having access to and regularly reporting on government files and records.

         We have not made any independent investigation in rendering this opinion other than the document examination described. Our opinion is therefore qualified in all respects by the scope of that document examination. We make no representation as to the sufficiency of our investigation for your purposes. This opinion is limited to the laws of the Commonwealth of Pennsylvania. In rendering this opinion we have assumed (i) compliance with all other laws, including federal laws, and (ii) compliance with all Pennsylvania securities and antitrust laws.

         Based upon and subject to the foregoing, we are of the opinion that:

         The shares of Common Stock of the Company which are being offered by the Company pursuant to the Registration Statement, when sold in the manner and for the consideration contemplated by the Registration Statement and the Plans, will be legally issued, fully paid and non-assessable.

         This Opinion is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

         This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.


                                     Very truly yours,


                                     /s/ Blank Rome Comisky & McCauley LLP
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                                     BLANK ROME COMISKY & McCAULEY LLP




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